                                                                   EXHIBIT 10.19


                                   TVIA, INC.

                          NOTICE OF STOCK OPTION GRANT

        You have been granted the following option ("Option") to purchase shares of Common Stock (the "Option Shares") of Tvia, Inc. (the "Company") in consideration of your acceptance of the Company's offer of employment:

Name of Optionee:  Eli Porat

Total Number of Option Shares Granted:  200,000 Option Shares

Type of Option:  Nonstatutory Stock Option

Exercise Price Per Share:  $1.27

Grant Date:  November 30, 2001

Vesting Commencement Date:   November 26, 2002

Time of Exercise:  Anytime after the Grant Date ("Early Exercise")

Expiration Date:  November 26, 2011

        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Stock Option Agreement, to which this Notice of Stock Option Grant is attached.

OPTIONEE:                                         TVIA, INC.



Eli Porat                                    By: Michael Hoberg
------------------------------------             -------------------------------
Optionee's Signature

Eli Porat                                    Title: Vice President of Finance
------------------------------------         and Chief Financial Officer
Optionee's Printed Name

                                   TVIA, INC.

                             STOCK OPTION AGREEMENT

TAX TREATMENT           This Option is intended to be a nonstatutory stock
                        option.

VESTING One hundred percent (100%) of the Option Shares subject to this Option shall vest on sixth anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, the Option Shares shall vest at the rate of 1/48th (4,166 Option Shares) per month, commencing on the last day of the first month following the first anniversary of the Vesting Commencement Date, so long as you satisfy the performance milestones described in Exhibit A, attached hereto; provided, however, that, during such 48-month period, you remain in Service with the Company.

                        After your Service terminates for any reason, vesting of your Option stops.

                        For purposes of the foregoing vesting schedule, "Service" means service as a common-law employee, a Consultant (as defined below) or an Outside Director (as defined below) of the Company, a Parent (as defined below), a Subsidiary (as defined below) or an Affiliate (as defined below).

                        For purposes of this Stock Option Agreement,
                        "Consultant" means a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not a common-law employee. Service as a Consultant shall be considered Service for all purposes of this Stock Option Agreement.

                        For purposes of this Stock Option Agreement, "Outside Director" means a member of the Company's Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of this Stock Option Agreement.

                        For purposes of this Stock Option Agreement, "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a parent on a date after the execution of this Stock Option Agreement shall be a Parent commencing as of such date.


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

                        For purposes of this Stock Option Agreement,
                        "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Stock Option Agreement shall be considered a Subsidiary commencing as of such date.

                        For purposes of this Stock Option Agreement, "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

TERM This Option expires on the date shown in the Notice of Stock Option Grant, but in no event later than the 10th anniversary of the Grant Date.

REGULAR TERMINATION     If your Service with the Company terminates for any
                        reason other than Total and Permanent Disability (as defined below) or death, then your Option expires on the date ninety (90) days after the date your Service terminates ("Termination Date"). Shares subject to your Option which are not vested as of the Termination Date shall be forfeited.

DEATH OR DISABILITY     If you become Totally and Permanently Disabled (as
                        defined below) or die while in Service with the Company, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your termination of employment.

                        For purposes of this Option, "Totally and Permanently Disabled" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

LEAVES OF ABSENCE       For purposes of this Option, your Service does not
                        terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. However, your Service terminates when the approved leave ends, unless you immediately return to active work.

RESTRICTIONS ON         Option Shares shall not be issued pursuant to any
EXERCISE                exercise of this Option unless the issuance and delivery
                        of such Option Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

NOTICE OF STOCK         When you wish to exercise this Option you must notify
OPTION EXERCISE         the Company by completing the "Notice of Stock Option
                        Exercise" form, attached hereto as Exhibit B, and filing it with the Human Resources Department of the Company.
                        The Notice of Stock Option Exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT         When you submit your Notice of Stock Option Exercise,
                        you must include payment of the Option exercise price for the shares you are purchasing. Payment may be made in the following form(s):

                        o Your personal check, a cashier's check or a money order.

                        o Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option Shares issued to you. However, you may not surrender, or attest to the ownership of shares of Company stock in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

                        o By delivering on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option Shares and to deliver to the Company from the sale proceeds in an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special "Notice of Stock Option Exercise" form provided by the Company.

                        o Irrevocable directions to a securities broker or lender approved by the Company to pledge Option Shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by signing a special "Notice of Stock Option Exercise" form provided by the Company.

                        o To the extent approved by the Committee (as defined in the Plan), a full-recourse promissory note. The Option Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the full-recourse promissory note will be the prevailing market rate of interest (for the individual borrower) determined at the date of exercise. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, authorization requirements (if any) and other provisions of such full-recourse promissory note.

WITHHOLDING TAXES AND   You will not be allowed to exercise this Option unless
STOCK WITHHOLDING       you make arrangements acceptable to the Company to pay
                        any withholding taxes that may be due as a result of the Option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this Option. The value of these shares, determined as of the effective date of the Option exercise, will be applied to the withholding taxes.

EARLY EXERCISE          You may exercise your Option before it is fully vested,
                        and the vesting provisions set forth herein will apply to the Option Shares you acquire by exercising your Option. If you exercise your Option before vesting, you should consider making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the
                        "83(b) Election"), a form of which is attached hereto as Exhibit C. Please see the Tax Summary attached hereto as Exhibit D. The 83(b) Election must be filed within thirty (30) days after the date you exercise all or any portion of your Option in which you are not vested.

REPURCHASE OPTION       All unvested Option Shares purchased by you pursuant to
                        this Stock Option Agreement (sometimes referred to as the "Repurchase Option Shares") shall be subject to the following repurchase option (the "Repurchase Option"):

                        In the event that you terminate Service for any reason, with or without cause, the Company may exercise the Repurchase Option.

                        You understand that the Option Shares are being sold in order to induce you to become and remain associated with the Company and to work diligently for the success of the Company and that the Repurchase


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                        Option Shares will continue to vest in accordance with
                        the schedule set forth in this Stock Option Agreement. Accordingly, the Company shall have the right at any time within 90 days after the termination of Service to purchase from you all Option Shares purchased hereunder which have not vested in accordance with the terms of such vesting schedule in this Stock Option Agreement. The purchase price for such unvested Repurchase Option Shares shall be the lower of (a) the Exercise Price per share paid by you for such Option Shares pursuant to the Option (the "Option Price"), or (b) the fair market value of the Option Shares as of the date of the repurchase (which, for purposes of this Stock Option Agreement, is deemed to be the date of your termination of Service). The purchase price shall be paid by certified or cashier's check or by cancellation of any of your indebtedness to the Company.

EXERCISE OF             The Repurchase Option shall be exercised by written
REPURCHASE OPTION       notice signed by an officer of the Company and
                        personally delivered or mailed to you at your last known address or at such other address as you may designate by ten (10) days' advance written notice to the Company and to the Escrow Agent as provided in Section 16 of the Joint Escrow Instructions attached as Exhibit E to this
                        Stock Option Agreement.

WAIVER, ASSIGNMENT,     If the Company waives or fails to exercise the
EXPIRATION OF           Repurchase Option as to all of the Option Shares subject
REPURCHASE OPTION       thereto, the Company may, in the discretion of its Board
                        of Directors, assign the Repurchase Option to any other holder or holders of preferred or common stock of the Company in such proportions as such Board of Directors may determine. In the event of such an assignment, the assignee shall pay to the Company in cash an amount equal to the fair market value of the Repurchase Option.
                        The Company shall promptly, upon expiration of the 90-day period referred to above, notify you of the number of Option Shares subject to the Repurchase Option assigned to such shareholders and shall notify both you and the assignees of the time, place and date for settlement of such purchase, which must be made within 90 days from the date of cessation of continuous
                        Service. In the event that the Company and/or such assignees do not elect to exercise the Repurchase Option as to all or part of the Option Shares subject to it, the Repurchase Option shall expire as to all shares which the Company and/or such assignees have not elected to purchase.

ESCROW OF OPTION        As security for your faithful performance of the terms
SHARES                  of this Stock Option Agreement and the Notice of Stock
                        Option Exercise and to ensure the availability for delivery of your Option Shares upon exercise of the Repurchase Option herein provided for, you agree at such time that you execute the Notice of Stock Option
                        Exercise (the "Closing Date"), to deliver to and deposit with the Escrow Agent named in the Joint Escrow
                        Instructions attached to this Stock Option Agreement as Exhibit E, the certificate or certificates evidencing the Option Shares subject to the Repurchase Option and two Assignments
                        Separate from Certificate duly executed (with date and number of shares in blank) in the form attached to the Option Agreement as Exhibit F. Such documents are to be held by the Escrow Agent and delivered by the Escrow
                        Agent pursuant to the Joint Escrow Instructions, which instructions shall also be delivered to the Escrow Agent at the Closing Date.

                        Within 30 days after the last day of each successive completed calendar quarter after the Closing Date, if you so request, the Escrow Agent will deliver to you certificates representing so many Option Shares as are no longer subject to the Repurchase Option (less such shares as have been previously delivered). Ninety days after cessation of your Service with the Company, the Company will direct the Escrow Agent to deliver to you a certificate or certificates representing the number of Option Shares not repurchased by the Company or its assignees pursuant to exercise of the Repurchase Option (less such shares as have been previously delivered).

RIGHTS AFTER EXERCISE   If the Company makes available, at the time and place
OF REPURCHASE OPTION    and in the amount and form provided in this Stock Option
                        Agreement, the consideration for the Option Shares to be repurchased in accordance with the provisions of this Stock Option Agreement, then from and after such time you shall no longer have any rights as a holder of such Option Shares (other than the right to receive payment of such consideration in accordance with this Stock
                        Option Agreement). Such Option Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Stock
                        Option Agreement.

RESTRICTIONS ON         By signing this Stock Option Agreement, you agree not to
RESALE                  sell any Option Shares at a time when applicable laws,
                        Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are in Service with the Company in any capacity, including as an employee, consultant or director of the Company or a subsidiary of the Company.

TRANSFER OF OPTION      Prior to your death, only you can exercise this Option.
                        You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Stock Option
                        Exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your Option in any other way.

RESTRICTIVE LEGENDS     (a) Legends. The certificate or certificates
AND STOP-TRANSFER           representing the Option Shares shall bear the
ORDERS                      following legend (as well as any legends required by
                            applicable state and federal corporate and securities laws):

                            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING A RIGHT OF REPURCHASE.

                        (b) Stop-Transfer Notices. You agree that, in order to
                            ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                        (c) Refusal to Transfer. The Company shall not be
                            required (i) to transfer on its books any Option Shares that have been sold or otherwise transferred in violation of any of the provisions of this Stock Option Agreement or (ii) to treat as owner of such Option Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Option Shares shall have been so transferred.

RETENTION RIGHTS        Neither your Option nor this Stock Option Agreement
                        gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

MARKET STAND-OFF        Upon request of the Company or the underwriters managing
AGREEMENT               any underwritten offering of the Company's securities,
                        you agree not to sell, may any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Option Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

STOCKHOLDER RIGHTS      You, or your estate or heirs, have no rights as a
                        stockholder of the Company until you have exercised this Option by giving the required Notice of Stock Option
                        Exercise to the Company and paying the
                        exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option.

ADJUSTMENTS             (a) Adjustments. In the event of a subdivision of the
                            Company's outstanding Common Stock, a declaration of a dividend payable in a form other than shares of the Company's Common Stock in an amount that has a material effect on the price of shares of the Company's Common Stock, a combination or consolidation of the outstanding shares of the Company's Common Stock (by reclassification or otherwise) into a lesser number of shares of the Company's Common Stock, a recapitalization, a spin-off or a similar occurrence, the Company may adjust the number of Option Shares covered by this Option and the exercise price per Option Share, as it, in its sole discretion, deems appropriate.

                            In addition, upon the occurrence of one of the events described above, any and all new, substituted or additional securities or other property to which you are entitled by reason of your ownership of the Option Shares shall be immediately subject to the Repurchase Option. While the total Option Price shall remain the same after such event, the Option Price per Option Share upon exercise of the Repurchase Option shall be appropriately and equitably adjusted as determined by the Company's Board of Directors.

                            Except as provided herein, you shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                        (b) Dissolution or Liquidation. To the extent not
                            previously exercised, this Option shall terminate immediately prior to the dissolution or liquidation of the Company.

                        (c) Reorganization. In the event that the Company is
                            party to a merger or other reorganization, this Option shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

                            (i) The continuation of this Option by the Company, if the Company is the surviving corporation;

                            (ii) The assumption of this Option by the surviving corporation or its parent or subsidiary;

                            (iii) The substitution by the surviving corporation or its parent or subsidiary of its own options for this Option; or

                            (iv) Full exercisability or vesting and accelerated expiration of this Option.

                        (d) Reservation of Rights. Except as provided herein,
                            you shall have no rights by reason of any subdivision or consolidation of the shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Option Shares. The grant of this option by the Company shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

APPLICABLE LAW          This Stock Option Agreement will be interpreted and
                        enforced under the laws of the State of Delaware
                        (without regard to their choice-of-law provisions).

OTHER AGREEMENTS        This Stock Option Agreement (including the Notice of
                        Stock Option Grant which is incorporated in and made part of this Stock Option Agreement) constitutes the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.
                        This Stock Option Agreement may be amended only by another written agreement, signed by both parties.

SEVERABILITY            If one or more provisions of this Stock Option Agreement
                        are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Stock Option Agreement, (ii) the balance of this Stock Option Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Stock Option Agreement shall be enforceable in accordance with its terms.

CONSTRUCTION            This Stock Option Agreement is the result of
                        negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any.
                        Accordingly, this Stock Option Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

COUNTERPARTS            This Stock Option Agreement may be executed in two or
                        more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

SUCCESSORS AND          The rights and benefits of this Stock Option Agreement
ASSIGNS                 shall inure to the benefit of, and be enforceable by the
                        Company's successors and assigns. Your rights and obligations under this Stock Option Agreement may only be assigned with the prior written consent of the Company.

              BY SIGNING THE NOTICE OF STOCK OPTION GRANT, WHICH IS
               INCORPORATED IN AND MADE PART OF THIS STOCK OPTION
             AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                                DESCRIBED ABOVE.

                                    EXHIBIT A

                              PERFORMANCE CRITERIA



o       Completion and execution of a three year plan.

Objective to be measured based upon Board of Directors' assessment of completion of the plan.

                                    EXHIBIT B

                         NOTICE OF STOCK OPTION EXERCISE

Tvia, Inc.

------------------------------

------------------------------

Attn:  Chief Financial Officer

Re:  Exercise of Stock Option

Dear Sir or Madam:

        Pursuant to the Stock Option Agreement dated __________, 200____ (the "Stock Option Agreement"), I hereby elect to purchase _____________ shares of Common Stock ("Shares") at an aggregate Exercise Price of $__________. I enclose payment and/or other documents (check all that are applicable) as follows:

                [ ] My check in the amount of $___________;

                [ ] Shares of Company Stock which have been owned by me or my representative for more than twelve (12) months and which are hereby surrendered to the Company in good form for transfer.

                [ ] A Company-approved form of irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares subject to the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding taxes and to deliver the balance of the sale proceeds, if any, to me.

                [ ] To the extent approved by the Committee (as defined in the Plan) and in accordance with the Stock Option Agreement, a full-recourse promissory note.

        Any Shares to be issued hereunder are to be registered in the name(s) of:

                          --------------------------

                          --------------------------

        I understand there may be tax consequences as a result of the purchase or disposition of the Shares, I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option

Agreement and agree to abide by and be bound by its terms and conditions. I represent that the Shares are being acquired solely for my own account, and not as a nominee for any other party, and for investment. I will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:  __________, _____.

                                            -----------------------------------
                                                          Signature

                                            -----------------------------------
                                                      Please Print Name

                                            -----------------------------------

                                            -----------------------------------
                                                           Address

                                     RECEIPT

        Tvia, Inc. hereby acknowledges receipt of a check or a full-recourse promissory note in the amount of $__________ given by ________________ as consideration for Certificate No. CS-____ for _______ shares of Common Stock of Tvia, Inc.

Dated:  ________________

                                            TVIA, INC.


                                            By:
                                                --------------------------------

                                            Its:
                                                 -------------------------------

                                    EXHIBIT C

                                 83(b) ELECTION

                            STEP-BY-STEP INSTRUCTIONS
                        TO MAKE A SECTION 83(B) ELECTION

        WORD OF CAUTION: IF YOU CHOOSE TO FILE A SECTION 83(B) ELECTION, YOU MUST FILE YOUR SECTION 83(B) ELECTION FORM WITH THE IRS NO LATER THAN 30 DAYS FOLLOWING THE DATE ON WHICH YOU SIGN THE NOTICE OF EXERCISE (EXHIBIT A) AND PAY THE EXERCISE PRICE. THE 30-DAY DEADLINE IS ABSOLUTE AND CANNOT BE WAIVED UNDER ANY CIRCUMSTANCES. ALSO, ONCE FILED, YOUR SECTION 83(B) ELECTION FORM MAY NOT BE REVOKED, EXCEPT WITH THE CONSENT OF THE IRS (WHICH CONSENT IS GENERALLY DENIED).

        THESE INSTRUCTIONS ARE DISTRIBUTED MERELY FOR CONVENIENCE IN THE EVENT YOU CHOOSE TO FILE AN 83(B) ELECTION. THEY SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION OR TO MAKE AN 83(B) ELECTION. EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

STEP 1. Complete and execute the 83(b) Form. Do not fill in the blank in paragraph 6, which relates to the fair market value of the property at the time of transfer. Submit the 83(b) Form to the Company and ask that it insert the per share fair market value of the shares in paragraph 6 of the 83(b) Form.

STEP 2. Make four copies of the executed and completed 83(b) Form.

STEP 3. Mail (a) the cover letter on page 2, and (b) the original executed
        83(b) Form to the Internal Revenue Service Center where you file your federal income tax return. The tax, if any, arising out of your election does not have to be paid until you file your tax return for the taxable year in which your purchased your option shares (except to the extent that withholding taxes or estimated taxes are payable). The forms must be filed no later than 30 days following the date on which you sign the Notice of Stock Option Exercise and pay the exercise price. The 30-day deadline is absolute and cannot be waived under any circumstances. The filing is deemed to be made on the date that the forms are mailed from the post office, i.e., the postmark date. Mail the forms by registered or certified mail, return receipt requested, so that you have proof that you filed the forms within the 30-day period. If you miss the deadline, you will be taxed on your option shares as they vest based on the value of the shares at that time. Your 83(b) filing with the Internal Revenue Service is deemed to cause a similar election with the California Franchise Tax Board for California income tax purposes. If you are located outside California, you should seek local tax advice on whether you must make a separate filing with your state of residence.

STEP 4. Mail or submit a copy of the filing with the Company on the same day that you file the 83(b) Form, and make sure that you retain copies of the forms for your records and for filing with your tax returns (see Step 5).

STEP 5. File copies of the forms with your federal tax (and state tax, if appropriate) returns for the taxable year in which you purchased your option shares.

[DATE]

VIA CERTIFIED MAIL

Return Receipt Requested
Receipt [ENTER RECEIPT # HERE]

Internal Revenue Service Center
[APPROPRIATE IRS CENTER ADDRESS]

        RE:    ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

Ladies and Gentlemen:

        Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, relating to the issuance of __________ shares of Tvia, Inc. Common Stock.

        Also enclosed is a copy of the 83(b) election and a stamped, self-addressed envelope. Please acknowledge receipt of these materials by stamping the enclosed copy of the 83(b) election with the date of receipt and returning it to me.

        Thank you for your attention to this matter.

                                             Very truly yours,



                                             [Name of Optionee]

Enclosures

cc:  Tvia, Inc. w/ encs.

                             SECTION 83(b) ELECTION

        This statement is being made under Section 83(b) of the Internal Revenue Code of 1986, pursuant to Treasury Regulation section 1.83-2.

        (1)     The taxpayer who performed the services is:

                [Name of Optionee]

                Tvia, Inc.

                [Social Security Number]

        (2) The property with respect to which the election is being made is _____________ shares of common stock of Tvia, Inc., a California corporation (the "Company").

        (3)     The property was transferred on _______________, 200_.

        (4) The taxable year in which the election is being made is the calendar year 200__.

        (5) If for any reason taxpayer's service with the issuer is terminated, the property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the lower of (a) the original purchase price, without interest, or (b) the fair market value of the property as of the date that the issuer exercises its right to repurchase the property. For purposes of this Section 5, the date on which the issuer exercises its right to repurchase the property shall be deemed to be the date on which the taxpayer's service with the issuer is terminated. The issuer's repurchase right lapses in a series of annual installments over a four-year period.

        (6) The Fair Market Value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

        (7)     The amount paid for such property is $____________.

        (8) A copy of this statement was furnished to the Company for whom taxpayer rendered the service underlying the transfer of property.

        (9)     This statement is executed as of ___________________, 200__.



---------------------------------------  ---------------------------------------
Spouse (if any)                          [Name of Optionee]: Taxpayer

                                    EXHIBIT D

                                   TAX SUMMARY

                             Federal Tax Information

                          (Current as of January 2002)

        The following memorandum briefly summarizes current federal income tax law. The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant. A taxpayer's particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations are revised frequently and may change again in the future. EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR, BOTH WITH RESPECT TO FEDERAL INCOME TAX CONSEQUENCES AS WELL AS ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES, BEFORE EXERCISING ANY OPTION OR BEFORE DISPOSING OF ANY SHARES OF STOCK ACQUIRED UNDER THE PLAN.

INITIAL GRANT OF OPTIONS

        The grant of an option, whether a nonqualified or nonstatutory stock option ("NSO") or an incentive stock option ("ISO"), is not a taxable event for the optionee, and the Company obtains no deduction for the grant of the option.

NONQUALIFIED OR NONSTATUTORY STOCK OPTIONS

        The exercise of an NSO is a taxable event to the optionee. The amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the optionee as ordinary income. The Company will be entitled to a deduction in the same amount, provided it makes all required withholdings on the difference between the fair market value and the exercise price, as though this amount had been paid as compensation. In general, the optionee's tax basis in the shares acquired by exercising an NSO is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for the required holding period before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

        The capital gains holding periods are complex. If shares are held for at least one year, the maximum tax rate on the gain is generally twenty percent (20%). Furthermore, if an option is granted after December 31, 2000, and the underlying stock is then held for at least five (5) years after exercise, the maximum capital gain rate is eighteen percent (18%). Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

        If an optionee exercises an NSO and pays the exercise price with previously acquired shares of stock, special rules apply. The transaction is treated as a tax-free exchange of the old shares for the same number of new shares, except as described below with respect to shares acquired pursuant to ISOs. The optionee's basis in the new shares is the same as his or her basis in the old shares, and the capital gain holding period runs without interruption from the date when the old shares were acquired. The value of any new shares received by the optionee in excess of the number of old shares surrendered plus any cash the optionee pays for the new shares will be taxed as ordinary income. The optionee's basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer recognition of any gain in the old shares when those shares are used to buy new shares. Stated differently, these rules allow an optionee to finance the exercise of an NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

INCENTIVE STOCK OPTIONS

        The holder of an ISO will not be subject to federal income tax upon the exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is employed by the Company on the exercise date (or the holder's employment terminated within the three (3) months preceding the exercise date). Exceptions to this exercise timing requirement apply in the event the optionee dies or becomes disabled. A subsequent sale of the shares received upon the exercise of an ISO will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares, provided that the sale occurs more than one (1) year after the exercise of the ISO and more than two (2) years after the grant of the ISO. In general, if a sale or disposition of the shares occurs prior to satisfaction of the foregoing holding periods (referred to as a "disqualifying disposition"), the optionee will recognize ordinary income. In this event, the Company will be entitled to a corresponding deduction equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price for such shares.

        Favorable tax treatment is accorded to an optionee only to the extent that the value of the shares (determined at the time of grant) covered by an ISO first exercisable in any single calendar year does not exceed one hundred thousand dollars ($100,000). If ISOs for shares whose aggregate value exceeds one hundred thousand dollars ($100,000) become exercisable in the same calendar year, the excess will be treated as NSOs.

        A special rule applies if an optionee pays all or part of the exercise price of an ISO by surrendering shares of stock that he or she previously acquired by exercising any other ISO. If the optionee has not held the old shares for the full duration of the applicable holding periods, then the surrender of such shares to fund the exercise of the new ISO will be treated as a disqualifying disposition of the old shares. As described above, the result of a disqualifying disposition is the loss of favorable tax treatment with respect to the acquisition of the old shares pursuant to the previously exercised ISO.

        Where the applicable holding period requirements have been met, the use of previously acquired shares of stock to pay all or a portion of the exercise price of an ISO may offer significant tax advantages. In particular, a deferral of the recognition of any appreciation in the surrendered shares is available in the same manner as discussed above with respect to NSOs.

ALTERNATIVE MINIMUM TAX

        Alternative minimum tax is paid when such tax exceeds a taxpayer's regular federal income tax. Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income for federal income tax purposes, modified by certain adjustments and increased by tax preference items.

        The "spread" under an ISO--that is, the difference between (a) the fair market value of the shares of stock at exercise and (b) the exercise price--is classified as alternative minimum taxable income for the year of exercise. Alternative minimum taxable income may be subject to the alternative minimum tax. However, a disqualifying disposition of the shares of stock subject to the ISO during the same year in which the ISO was exercised will generally negate the alternative minimum taxable income generated upon exercise of the ISO.

        In general, when a taxpayer sells stock acquired through the exercise of an ISO, only the difference between the fair market value of the shares on the date of exercise and the date of sale is used in computing any alternative minimum tax for the year of the sale. The portion of a taxpayer's alternative minimum tax attributable to certain items of tax preference (including the spread upon the exercise of an ISO) can be credited against the taxpayer's regular liability in later years to the extent that liability exceeds the alternative minimum tax.

WITHHOLDING TAXES

        Exercise of an NSO produces taxable income which is subject to withholding. The Company will not deliver shares to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable federal, state and local withholding tax requirements.

EARLY EXERCISE

If an optionee is permitted to exercise an option before the optionee's rights in the shares subject to the option are vested, the tax aspects of such an "early exercise" will be as follows:

INCENTIVE STOCK OPTIONS

        When an ISO is exercised, the spread is a "preference" item in the year of exercise, which is taken into account in computing an optionee's alternative minimum tax. One technique which might enable an optionee to avoid the inclusion of the spread in the alternative minimum tax calculation is to exercise the option at grant, pay the exercise price and make an election under Section 83(b) of the Code ("Section 83(b) Election") within thirty (30) days after the date of exercise. The exercise of the option also begins the various holding requirements for long-term capital gain treatment and the one-year holding requirement that applies after the exercise of an ISO.

NONSTATUTORY STOCK OPTIONS

        If the option is not an ISO but instead is an NSO, exercise prior to vesting and timely filing of a Section 83(b) Election will accomplish two things: (1) it will start the capital gains holding period running, and (2) it will prevent the optionee from being taxed (at ordinary income tax rates) upon vesting, if, at that time, the fair market value of the stock has increased from the date of grant. Of course, when the shares are sold, the gain will be taxed according to how long the shares have been held.

PAYMENT FOR SHARES

Whether the option is an ISO or an NSO, to exercise the option, the purchase price must be paid. If service with the Company terminates before the shares are vested, the Company may repurchase the shares at the original purchase price.

THIS TAX SUMMARY IS GENERAL IN NATURE AND SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION OR TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE CODE. EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

                                    EXHIBIT E

                            JOINT ESCROW INSTRUCTIONS


Secretary
Tvia, Inc.

Dear Sir or Madam:

        As Escrow Agent for both Tvia, Inc. (the "Company"), and ___________________ ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Option Agreement, dated _______ ("Stock Option Agreement") and Notice of Stock Option Exercise, dated ______ ("Notice of Stock Option Exercise") (sometimes collectively referred to herein as the "Agreements") of even date herewith, to which a copy of these Joint Escrow Instructions is attached to the Stock Option Agreement as Exhibit [__], in accordance with the following instructions:

In the event the Company shall elect to exercise the Repurchase Option set forth in the Stock Option Agreement, the Company shall give to Purchaser and you a written notice as provided in the Stock Option Agreement. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice, including prompt delivery of stock certificates.

At the closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by certified or bank cashier's check) for the number of shares being purchased pursuant to the exercise of the Repurchase Option.

Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares to be held by you hereunder and any additions and substitutions to said shares as defined in the Stock Option Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges, including but not limited to, the right to vote and to receive dividends (if any), of a shareholder of the Company while the shares are held by you.

In accordance with the escrow provisions set forth in the Stock Option Agreement, you may from time to time deliver to Purchaser a certificate or certificates representing so many shares as are no longer subject to the Repurchase Option.

This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged from all further obligations hereunder.

Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreements or any documents or papers deposited or called for hereunder.

You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice of each party. In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled.

By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreements.

This instrument shall be governed by and construed in accordance with the laws of the State of California.

This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                        Very truly yours,

                                        Tvia, Inc.


                                        By
                                           -------------------------------------


ESCROW AGENT:                           PURCHASER:

--------------------------              ----------------------------------------

                                    EXHIBIT F

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto _________________________ ________________________
(________) shares of the Common Stock of Tvia, Inc. (the "Company"), standing in __________ name on the books of the Company represented by Certificate No.
___________ herewith and hereby irrevocably constitutes and appoints
________________ Attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

        Dated:  ____________________, ____.



                                                --------------------------------
                                                          Print Name


                                                --------------------------------
                                                          (Signature)

                         Spousal Consent (if applicable)

        ___________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

                                                --------------------------------
                                                Signature

INSTRUCTIONS:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.
               THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS "REPURCHASE OPTION" SET FORTH IN THE STOCK OPTION AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASE.


                                      -1-